UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330 New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, the Board of Directors (the “Board”) of IN8bio, Inc. (the “Company”) increased the size of the Board from six to seven directors and, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) appointed Jeremy Graff, Ph.D., as a Class I director of the Company, with his term expiring at the Company’s 2025 annual meeting of stockholders. Dr. Graff will serve as a member of the Board’s Nominating and Corporate Governance Committee and as chairperson of the Board’s Science and Technology Committee.

Dr. Graff currently serves as the Chief Scientific Officer of IMV, Inc., a publicly traded company. He previously served as Chief Development Officer and Senior Vice President, Research at HiberCell, a biotechnology company developing novel therapeutics for cancer relapse and metastasis, from June 2020 to March 2021. Prior to that, he was employed at Biothera Pharmaceuticals, Inc., serving as President from November 2018 to June 2020 and as Chief Scientific Officer since from November 2014 to November 2018. Dr. Graff received a B.A. and A.A. in Biology and Chemistry from Thomas More University, a Ph.D. from the University of Kentucky’s Markey Cancer Center and completed a post-doctoral fellowship at the Johns Hopkins University School of Medicine, Oncology Center.

Dr. Graff’s will receive compensation for his board and committee service consistent with the Company’s non-employee director compensation policy, as described under the caption “Director Compensation” in the Company’s most recent definitive proxy statement, filed with the Securities and Exchange Commission on May 1, 2023, which is incorporated herein by reference.

The Company and Dr. Graff also entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Registration Statement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Graff for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

There are no arrangements or understandings between Dr. Graff and any other persons pursuant to which Dr. Graff was selected as a director. There are no relationships or transactions in which Dr. Graff has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN8bio, Inc.

Date: May 1, 2023	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)